EXHIBIT 99.1

Fifth Street Finance Corp. Announces the Structuring of $208.8 Million of Senior Secured Debt Financings

WHITE PLAINS, N.Y., Jan. 4, 2010 (GLOBE NEWSWIRE) -- Fifth Street Finance Corp. (NYSE:FSC) ("Fifth Street") announced today that it structured $208.8 million of senior secured debt financings in connection with four new portfolio companies during the month of December 2009, all of which are sponsor-backed and first lien investments. The portion of Fifth Street's funded commitment is $137.8 million and its unfunded commitment is $22.8 million. Fifth Street's first lien debt exposure at September 30, 2009 was 46.8% at cost. If these December debt financings are combined with Fifth Street's portfolio at September 30, 2009, Fifth Street's first lien debt exposure would increase to 62.6% at cost, exclusive of any other interim activity or closing fees.

"In addition to investing alongside one of our core sponsors, we are pleased to be partnering with several new sponsors on these recent transactions," commented Leonard M. Tannenbaum, President and Chief Executive Officer, adding that "we look forward to developing these relationships and continuing to capture market share in the middle market."

During the month of December 2009, Fifth Street closed the following transactions:

 * On December 17, 2009, Fifth Street structured and lead arranged a $34.0 million senior secured debt facility to support the acquisition of a specialty chemical distributor backed by a private equity sponsor.

 * On December 30, 2009, Fifth Street structured and lead arranged a $35.0 million senior secured debt facility to support the acquisition of a franchisor of consumer services by two private equity sponsors.

 * On December 31, 2009, Fifth Street structured and lead arranged a $57.3 million senior secured debt facility to support the acquisition of a contract manufacturer for medical device
   original equipment manufacturers backed by a private equity sponsor.  Fifth Street's investment in the senior secured debt is $50.3 million.

 * On December 31, 2009, Fifth Street structured and co-arranged an
   $82.5 million senior secured debt facility to support the
   acquisition of a post-secondary education company backed by a private equity sponsor.  Fifth Street's investment in the senior secured debt is $41.25 million.  The financing was jointly led by Fifth Street and Ares Capital Corporation.

In connection with these financings, Fifth Street drew $38.0 million on its three-year credit facility with Wachovia Bank, N.A., a Wells Fargo company.

Fifth Street's small business investment company ("SBIC") subsidiary will hold $62.0 million of these financings which will be included in its regulatory capital, if it receives a license from the Small Business Administration. Fifth Street's SBIC subsidiary previously invested $11.0 million of regulatory capital, bringing the total regulatory capital invested to date to $73.0 million. Fifth Street remains cautiously optimistic that it will complete the SBIC licensing process.

About Fifth Street Finance Corp.

Fifth Street Finance Corp. is a specialty finance company that lends to and invests in small and mid-sized companies in connection with investments by private equity sponsors. Fifth Street Finance Corp.'s investment objective is to maximize its portfolio's total return by generating current income from its debt investments and capital appreciation from its equity investments.

The Fifth Street Finance Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5525

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of Fifth Street Finance Corp. Words such as "believes," "expects," "projects," "anticipates," and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in our filings with the Securities and Exchange Commission. Fifth Street Finance Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:  Fifth Street Finance Corp.
          Stacey Thorne, Director, Investor Relations
          (914) 286-6811
          stacey@fifthstreetcap.com